Exhibit 99.1

AMERICAN APPAREL REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

▪	Net sales of $154.8 million, an increase of 45.2% from the third quarter of 2007

▪	EPS of $0.03, or $0.16 before merger related stock based compensation expense of $13.2 million ($0.13 per share)

▪	Company reaffirms 2008 EPS guidance of $0.32 to $0.36 before merger related stock based compensation expense

▪	Company expects to finish 2008 with approximately 80 new store openings for the year

LOS ANGELES, November 10, 2008 – American Apparel, Inc. (NYSE Alternext US: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the third quarter of 2008 and for the nine month period ended September 30, 2008.

American Apparel reported net sales for the quarter ended September 30, 2008 of $154.8 million, a 45.2% increase over net sales of $106.6 million for the quarter ended September 30, 2007. Total retail sales increased 65.3% to $97.4 million from $58.9 million for the prior year third quarter, with comparable store sales for stores open at least 12 months rising 24%. American Apparel ended the third quarter of 2008 with 228 stores, having opened 33 stores in the period. The Company operated 163 stores at the end of the third quarter of 2007. Total wholesale sales increased to $46.4 million for the third quarter of 2008, as compared to $41.3 million for the third quarter of 2007, an increase of 12.3%. Online consumer sales increased to $11.0 million from $6.4 million for the prior year third quarter, an increase of 72.0%.

In the third quarter of 2008, American Apparel awarded approximately 1.9 million shares of common stock to eligible manufacturing employees, which shares were granted pursuant to the merger agreement between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel, Inc., a California corporation. To provide greater clarity about the Company’s operating performance for the third quarter of 2008, the impact of the related $13.2 million stock based compensation expense on the results is discussed in the paragraphs below and in Table A. This stock award resulted in the recording of $12.1 million of stock based compensation expense and $1.1 million of employer related payroll taxes in the Company’s financial statements for the third quarter of 2008.

Gross margin for the third quarter of 2008 was 50.1% versus 55.2% for the prior year third quarter, including the impact of the merger related stock based compensation expense. The stock based compensation expense of $13.2 million negatively impacted gross margin by 850 basis points. The gross margin was favorably impacted by a reduction in inventory obsolescence reserves of $1.1 million, for an improvement of 70 basis points. Gross margin was also favorably impacted by the growth in retail sales from the expansion of the U.S. Retail, Canada and International business segments, which generate a higher gross margin than the company’s U.S. Wholesale business segment.

Operating expenses for the third quarter of 2008 increased to 45.7% of net sales, versus 44.2% for the third quarter of 2007. Operating expenses increased due to higher payroll, rent and occupancy expense related to the growth in the number of retail stores from 163 as of September 30, 2007 to 228 as of September 30, 2008. Pre-opening expenses for retail stores were $4.4 million in the third quarter of 2008, versus $0.9 million in the prior year third quarter. Operating expenses were also higher due to an increase in corporate expense of approximately $2.9 million versus the year ago period, related primarily to an increase in accounting and professional fees as a result of American Apparel operating as a public company in 2008.

Operating income for the third quarter of 2008 was $6.8 million, after the impact of the $13.2 million stock based compensation expense, versus $11.7 million in the prior year third quarter Operating margin for the third quarter of 2008 was 4.4%, versus 11.0% in the quarter a year ago. The impact of the share based compensation expense reduced the third quarter 2008 operating margin by 850 basis points.

Interest expense for the third quarter of 2008 decreased to $3.2 million from $4.4 million in the third quarter of 2007. The decrease in interest expense was due to a decrease in the LIBOR rate on which the company’s floating rate debt is based.

The company’s effective tax rate in the third quarter declined to 26.9%, reflecting the benefit of federal and state enterprise zone tax credits related to the company’s expanded hiring and manufacturing activity in the downtown Los Angeles area. The effective tax rate for the nine months ended September 30, 2008 was 33.5%.

Net income for the third quarter of 2008 was $2.3 million, or $0.03 per diluted share. Excluding the impact of the merger related stock compensation expense, net income would have been $11.1 million, or $0.16 per share. This compares to $6.0 million in net income, or $0.10 per share, for the third quarter of 2007.

The company continues to expect diluted earnings per share in the range of $0.32 to $0.36 for 2008, before giving effect to the stock based compensation expense resulting from the 2.71 million share employee stock grant pursuant to the merger agreement between Endeavor Acquisition Corp. and American Apparel, Inc. The company has approximately 800,000 shares remaining pursuant to the merger which it expects to grant in the fourth quarter of 2008 to eligible retail and administrative employees.

As of October 31, 2008, American Apparel had opened 55 new store locations since the beginning of the year and closed 3 locations. The company had 40 signed leases for retail stores in its pipeline, including stores in new markets such as Yokohama, Japan; Toulouse, France; and Adelaide, Australia. The company plans to have opened approximately 80 stores by the end of 2008, up from its previously stated guidance of 50 to 55 stores.

Dov Charney, Chairman and Chief Executive Officer, stated: "We are very pleased with our financial performance in the third quarter, and the momentum our business has had while we have expanded in so many new markets this year. While we are cognizant of the economic difficulties worldwide, particularly in retail, we remain cautiously optimistic that our products represent a unique value to consumers even in a weak economy. As we look at 2009, having already experienced so much growth in 2008, we plan to tailor our expansion plans accordingly with an eye on the overall economic environment and our goal to generate significant free cash next year.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of October 31, 2008, American Apparel employed over 10,000 people and operated over 230 retail stores in 19 countries, including the United States, Canada, Mexico, United Kingdom, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, Austria, China, and Brazil. American Apparel also operates a leading wholesale business that supplies T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008		2007
NET SALES	$154,801	$106,620		$399,406	$275,853
COST OF SALES (including share-based compensation of $12,102 for the three and nine months ended September 30, 2008)	77,179	47,760		180,965	120,435

GROSS PROFIT	77,622	58,860		218,441	155,418
OPERATING EXPENSES (including share-based compensation of $432 for the nine months ended September 30, 2008 and related party charges of $155 and $1,111 for the three months ended September 30, 2008 and 2007, respectively, and $464 and $3,217 for the nine months ended September 30, 2008 and 2007, respectively)	70,780	47,148		191,606	124,932

INCOME FROM OPERATIONS	6,842	11,712		26,835	30,486

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $90 and $479 for the three months ended September 30, 2008 and 2007, respectively, and $271 and $1,291 for the nine months ended September 30, 2008 and 2007, respectively)	3,237	4,397		10,274	13,149
Foreign currency transaction loss (gain)	1,049	(271)		1,047	453
Other (income) expense	(636)	(539)		133	(1,081)

TOTAL INTEREST AND OTHER (INCOME) EXPENSE	3,650	3,587		11,454	12,521

INCOME BEFORE INCOME TAXES	3,192	8,125		15,381	17,965
INCOME TAX PROVISION	859	2,118		5,153	5,482

NET INCOME	$2,333	$6,007		$10,228	$12,483

Basic earnings per share	$.03	$.12		$.15	$.26
Diluted earnings per share	$.03	$.12	$	. 15	$.26
Weighted average basic shares outstanding	70,257	48,390		69,055	48,390
Weighted average diluted shares outstanding	70,257	48,390		70,157	48,390

PRO FORMA COMPUTATION RELATED TO CONVERSION TO C CORPORATION FOR INCOME TAX PURPOSES
Historical income before income taxes		$8,125			$17,965
Pro forma provision for income taxes		3,097			6,848

Pro forma net income		$5,028			$11,117

Pro forma basic earnings per share		$.10			$.23
Pro forma diluted earnings per share		$.10			$.23

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2008 (unaudited)	December 31, 2007
ASSETS
CURRENT ASSETS
Cash	$13,889	$19,292
Trade accounts receivable, net of allowances of $1,293 and $1,876 at September 30, 2008 and December 31, 2007, respectively	19,941	16,602
Other receivables	1,813	1,120
Prepaid expenses and other current assets	6,555	4,498
Inventories, net	153,537	106,434
Deferred taxes, current portion	5,659	4,894

Total Current Assets	201,394	152,840

PROPERTY AND EQUIPMENT, net	104,179	64,868
INTANGIBLE ASSETS, net	4,088	2,286
GOODWILL	1,906	950
DEFERRED TAXES	5,489	3,146
OTHER ASSETS	11,983	9,260

TOTAL ASSETS	$329,039	$233,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$4,191	$2,778
Current portion of long-term debt	101,527	99,930
Accounts payable	35,576	15,451
Accrued expenses	22,155	21,877
Income taxes payable	6,321	7,300
Current portion of capital lease obligations	2,393	3,384

Total Current Liabilities	172,163	150,720

LONG-TERM DEBT, net of current portion	485	642
SUBORDINATED NOTES PAYABLE TO RELATED PARTIES	5,923	6,036
CAPITAL LEASE OBLIGATIONS, net of current portion	2,239	4,066
DEFERRED RENT	15,531	10,065

TOTAL LIABILITIES	196,341	171,529

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; 72,221 issued and 70,787 outstanding at September 30, 2008 and 57,595 issued and outstanding at December 31, 2007	7	6
Additional paid-in capital	130,231	57,162
Accumulated other comprehensive income	(1,512)	865
Retained earnings	14,016	3,788

	142,742	61,821
Less: Treasury stock, 1,433 shares at cost	(10,044)	—

TOTAL STOCKHOLDERS’ EQUITY	132,698	61,821

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$329,039	$233,350

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

The following table presents key financial information for the Company’s business segments:

	Three Months Ended September 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$46,219	$46,675	$19,874	$42,033	$154,801
Gross (loss) profit	(3,381)	35,561	13,882	31,560	77,622
Income (loss) from operations	(11,172)	10,640	6,383	10,409	16,260
Inter-segment sales (eliminated in consolidation)	41,697	—	—	—	—
Depreciation and amortization	1,912	1,810	355	1,346	5,423
Capital expenditures	3,502	10,225	1,339	5,938	21,004
Deferred rent expense	168	1,032	107	173	1,480

	Three Months Ended September 30, 2007
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$40,092	$31,432	$12,195	$22,901	$106,620
Gross profit	11,438	23,967	7,307	16,148	58,860
Income from operations	5,568	7,237	1,262	4,143	18,210
Inter-segment sales (eliminated in consolidation)	20,017	—	—	—	—
Depreciation and amortization	1,271	1,132	454	365	3,222
Capital expenditures	1,204	3,010	571	1,226	6,011
Deferred rent (benefit) expense	(38)	235	41	(13)	225

	Nine Months Ended September 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$124,665	$118,838	$48,549	$107,354	$399,406
Gross profit	15,989	90,043	33,861	78,548	218,441
Income (loss) from operations	(4,953)	24,330	12,300	23,654	55,331
Inter-segment sales (eliminated in consolidation)	101,071	—	—	—	—
Depreciation and amortization	5,090	4,688	1,409	3,127	14,314
Capital expenditures	12,935	21,406	3,188	14,545	52,074
Deferred rent expense	62	2,692	319	2,512	5,585

	Nine Months Ended September 30, 2007
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$106,466	$80,411	$30,234	$58,742	$275,853
Gross profit	32,256	62,363	19,688	41,111	155,418
Income from operations	18,049	16,397	3,026	11,408	48,880
Inter-segment sales (eliminated in consolidation)	52,881	—	—	—	—
Depreciation and amortization	3,655	3,192	1,245	1,210	9,302
Capital expenditures	2,350	5,154	819	3,386	11,709
Deferred rent (benefit) expense	(112)	993	97	78	1,056

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$16,260	$18,210	$55,331	$48,880
Corporate expenses	(9,418)	(6,498)	(28,496)	(18,394)
Interest expense	(3,237)	(4,397)	(10,274)	(13,149)
Other income (expense)	636	539	(133)	1,081
Foreign currency transaction gain (loss)	(1,049)	271	(1,047)	(453)

Consolidated Income Before Income Taxes	$3,192	$8,125	$15,381	$17,965

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$39,064	$35,677	$106,806	$95,422
Online consumer	7,155	4,415	17,859	11,044

Total	$46,219	$40,092	$124,665	$106,466

U.S Retail	$46,675	$31,432	$118,838	$80,411

Canada
Wholesale	$3,574	$3,193	$9,751	$8,720
Retail	15,818	8,729	37,531	20,927
Online consumer	482	273	1,267	587

Total	$19,874	$12,195	$48,549	$30,234

International
Wholesale	$3,778	$2,446	$11,566	$9,193
Retail	34,935	18,774	86,920	45,460
Online consumer	3,320	1,681	8,868	4,089

Total	$42,033	$22,901	$107,354	$58,742

Consolidated
Wholesale	$46,416	$41,316	$128,123	$113,335
Retail	97,428	58,935	243,289	146,798
Online consumer	10,957	6,369	27,994	15,720

Total	$154,801	$106,620	$399,406	$275,853

As described above, in the third quarter of 2008, American Apparel awarded approximately 1.9 million shares of common stock to eligible manufacturing employees in accordance with the terms of the merger agreement between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel, Inc., resulting in $13.2 million of stock based compensation expense, consisting of $12.1 million of stock based compensation expense and $1.1 million of employer related payroll taxes, in the Consolidated Financial Statements for the three and nine months ended September 30, 2008.  Set forth below is certain financial information about our operating performance that excludes the impact of the stock award and the related stock based compensation expense.  This information is not calculated in accordance with accounting principles generally accepted in the United States (GAAP) and should be considered in addition to, and not as a substitute for, the related GAAP measurements.  We use these non-GAAP measures, along with GAAP measures, as a measure of profitability and operating performance because the adjustments allow us to compare our performance on a consistent basis by removing from our operating results the effect of the non-cash stock-based compensation expense, which may vary from period to period due to a number of factors.  We believe that the presentation of the non-GAAP financial information provides investors with useful additional information regarding our financial condition and results of operations because it allows a consistent basis of comparison against our historical operating performance and guidance as well as against the operating performance of our competitors. The following reconciles each non-GAAP measure, which excludes the expenses related to the stock award, to the most directly comparable GAAP measure for the three and nine months ended September 30, 2008:

Table A
Impact of Merger Related Stock Based Compensation Expense
(Amounts in thousands, except per share amounts)
(unaudited)
	Three Months Ended September 30, 2008

	As Reported	Stock Based Compensation Expense	Non-GAAP Measurement

Net sales	$154,801		$154,801
Cost of sales	77,179	(13,197)	63,9822

Gross profit	77,622	13,197	90,819
Operating expense	70,780		70,780

INCOME FROM OPERATIONS	6,842	13,197	20,039

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	3,237		3,237
Foreign currency transaction loss	1,049		1,049
Other (income) expense	(636)		(636)

INCOME BEFORE INCOME TAXES	3,192	13,197	16,389
Income Tax Provision	859	4,421	5,280

NET INCOME	$2,333	$8,776	$11,109

Basic earnings per share	$.03	$.13	$.16
Dilute earnings per share	$.03	$.13	$.16

	Nine Months Ended September 30, 2008

	As Reported	Stock Based Compensation Expense	Non-GAAP Measurement

Net sales	$399,406		$399,406
Cost of sales	180,965	(13,197)	167,768

Gross profit	218,441	13,197	231,638
Operating expense	191,606		191,606

INCOME FROM OPERATIONS	26,835	13,197	40,032

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	10,274		10,274
Foreign currency transaction loss	1,047		1,047
Other (income) expense	133		133

INCOME BEFORE INCOME TAXES	15,381	13,197	28,578
Income Tax Provision	5,153	4,421	9,574

NET INCOME	$10,228	$8,776	$19,004

Basic earnings per share	$.15	$.13	$.28
Dilute earnings per share	$.15	$.13	$.27

Contact:
Joseph Teklits / Jean Fontana
Integrated Corporate Relations
(203) 682-8200

Adrian Kowalewski
Director, Corporate Finance & Development
American Apparel
(213) 488-0226